Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 26133 U.S. Hwy 19 North, Suite 300, Clearwater, Florida 33763	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Announces Master Asset Purchase Agreement

And Reports 2nd Quarter Fiscal Year 2024 Results

November 14, 2023 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) (the "Company") today announced (i)

the execution of a Master Asset Purchase Agreement (the “Purchase Agreement”) with Westlake Services, LLC dba Westlake

Financial, a California limited liability company (“Westlake”), pursuant to which the Company has agreed to sell substantially all of the Company’s assets to Westlake and (ii) reported financial results for the quarter ended September 30, 2023.

On November 13, 2023, the Company and Nicholas Financial, Inc., a Florida corporation (“Nicholas”) and an indirect wholly-owned subsidiary of the Company, entered into the Purchase Agreement with Westlake, pursuant to which the Company and Nicholas have agreed to sell, and Westlake has agreed to purchase from the Company and Nicholas, substantially all of the Company’s and Nicholas’ assets, consisting of Nicholas’ motor vehicle retail installment sale contracts and unsecured consumer loan contracts (collectively, the “Contracts”) and the accounts receivable related to such Contracts (collectively, the “Receivables”), for an aggregate purchase price of approximately $65.6 million or approximately $9.00 book value per share, subject to adjustment in accordance with the terms of the Purchase Agreement.

Westlake is an affiliate of Westlake Portfolio Management, LLC, a California limited liability company (“WPM”), and Nicholas entered into a Loan Servicing Agreement (the “Servicing Agreement”) with WPM on November 3, 2022, pursuant to which WPM commenced servicing of the Receivables under the Contracts in December 2022 and has continued such servicing to date. In connection with entering into the Purchase Agreement, the Company will cease new originations, and WPM is expected to continue to service the Receivables for Nicholas until the closing of the transaction contemplated by the Purchase Agreement. In addition to other customary closing conditions, the closing under the Purchase Agreement is subject to the approval of the shareholders of the Company.

Assuming closing of the transaction contemplated by the Purchase Agreement, the Company intends to explore strategic alternatives for the use of the net proceeds of the asset sale and seek to maximize the value of deferred tax assets available to the Company. A Current Report on Form 8-K with additional details about the asset sale will follow within the next four business days.

The Company also announced a net loss for the three months ended September 30, 2023 of $10.5 million compared to net loss of $3.2 million for the three months ended September 30, 2022. Basic and diluted net loss per share was $1.44 for the three months ended September 30, 2023 as compared to basic and diluted net loss per share of $0.44 for the three months ended September 30, 2022.

Interest and fee income on finance receivables decreased 48.3% to $6.3 million for the three months ended September 30, 2023 as compared to $12.2 million for the three months ended September 30, 2022.

Operating expenses decreased 41.6% to $4.3 million for the three months ended September 30, 2023 compared to $7.4 million for the three months ended September 30, 2022. The decrease in operating expenses was primarily attributable to the change in operating strategy and the restructuring plan the Company previously announced, which included outsourcing its servicing operation. Specifically, the Company reduced its payroll and employee related expenses by 81.3% to $0.8 million from $4.0 million for the three months ended September 30, 2023, and 2022, respectively. Similarly, branch related expenses, loan origination costs, and other administrative expenses, exclusive of servicing and restructuring expenses, decreased by 83.2% to $0.6 million from $3.3 million for the three months ended September 30, 2023, and 2022, respectively.

Provision for credit losses increased 39.3% to $12.4 million for the three months ended September 30, 2023 as compared to $8.9 million for the three months ended September 30, 2022, and net charge-off percentage increased to 58.2% from 12.4% for the three months ended September 30, 2023 and 2022, respectively.

The Company adopted ASU 2016-13 on April 1, 2023, and consequently utilized the current expected credit losses model for the three months ended September 30, 2023, by applying discounted cash flows methodology to its financial assets, measured at amortized cost, over the life of those financial assets. In contrast, the Company utilized incurred loss methodology for the three months ended September 30, 2022 by applying a trailing twelve-month net charge-off as a percentage of average finance receivables to the ending finance receivables to estimate probable credit losses.

The Company reported a loss before income taxes for the three months ended September 30, 2023 of $10.6 million compared to loss before income taxes of $4.1 million for the three months ended September 30, 2022.

The Company reported a net loss for the six months ended September 30, 2023 of $8.9 million compared to net loss of $4.9 million for the six months ended September 30, 2022. Basic and diluted net loss per share was $1.23 for the six months ended September 30, 2023 as compared to basic and diluted net loss per share of $0.68 for the six months ended September 30, 2022.

Interest and fee income on finance receivables decreased 44.8% to $13.4 million for the six months ended September 30, 2023 as compared to $24.3 million for the six months ended September 30, 2022.

Provision for credit losses increased 4.0% to $13.1 million for the six months ended September 30, 2023 as compared to $12.6 million for the six months ended September 30, 2022. Similarly, the net charge-off percentage increased to 28.8% from 9.4% for the six months ended September 30, 2023 and 2022, respectively. During the six months ended September 30, 2023, the Company utilized the current expected credit losses model, following the adoption of ASU 2016-13 on April 1, 2023. In contrast, during the six months ended September 30, 2022 the Company used the incurred loss model to estimate probable credit losses.

Operating expenses decreased 49.3% to $8.5 million for the six months ended September 30, 2023 from $16.8 million for the six months ended September 30, 2022. The decrease in operating expenses was primarily attributable to the change in operating strategy aimed to reduce operating expenses and free up capital. As part of this plan, the Company closed all of its brick and mortar branches and now conducts its operations through its regional virtual network.

The Company reported a loss before income taxes for the six months ended September 30, 2023 of $8.9 million compared to a loss before income taxes of $6.5 million for the six months ended September 30, 2022.

For the six months ended September 30, 2023, the Company originated $5.3 million in finance receivables, collected $29.3 million in principal payments and proceeds from repossessed assets, reduced debt by $25.3 million and increased cash by $0.2 million.

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2024	428	$5,263	$12,294	22.2%	6.1%	50
2	209	2,543	12,167	22.3%	6.3%	49
1	219	2,720	12,420	22.0%	6.0%	50
2023	4,040	$47,526	$11,932	22.5%	6.5%	48
4	127	1,579	12,433	22.2%	6.2%	49
3	383	4,511	11,778	22.4%	6.8%	48
2	1,595	19,082	11,964	22.7%	6.4%	48
1	1,935	22,354	11,552	22.9%	6.6%	48
2022	7,793	$85,804	$11,002	23.1%	6.9%	47
4	2,404	27,139	11,289	22.9%	6.9%	47
3	1,735	19,480	11,228	23.1%	6.8%	47

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2024	$-	$-	$-	0.0%	-
2	-	-	-	0.0%	-
1	-	-	-	0.0%	-
2023	3,662	$15,822	$4,277	30.4%	26
4	-	-	-	0.0%	-
3	245	1,080	4,128	29.6%	27
2	1,427	6,527	4,574	30.3%	25
1	1,990	8,215	4,128	31.2%	25
2022	6,770	$28,740	$4,307	30.5%	26
4	1,584	7,458	4,708	30%	27
3	2,282	8,505	3,727	31.8%	24

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company. The Company currently engages primarily in acquiring and servicing automobile finance installment contracts for purchases of used and new automobiles and light trucks. For an index of Nicholas Financial, Inc.’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” "explore" “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. These statements, which include statements regarding the exploration of opportunities to allocate any excess capital to increase shareholder returns, and the potential sale of the Company’s assets to Westlake, are inherently uncertain and subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in forward-looking statements, including without limitation:

• the risk that the contemplated sale of substantially all of the Company’s assets to Westlake may not close, or the risk that the anticipated short- and/or long-term benefits of such sale may not be realized, whether in whole or in part;

• the risk that approval by the 7th Judicial Circuit Court, Clay County, Missouri of the settlement of certain litigation involving Mr. Jeremiah Gross may not be granted, either on terms and conditions satisfactory to the Company or at all;

• the risk that the anticipated benefits of the restructuring and change in operating strategy, including the servicing and financing arrangements with WPM, the Company's loan servicer and an affiliate of Westlake Financial (including without limitation the expected reduction in overhead, streamlining of operations or reduction in compliance risk), do not materialize to the extent expected or at all, or do not materialize within the timeframe targeted by management;

• the risk that the actual servicing fees paid by the Company under the WPM servicing agreement, which the Company is classifying as administrative costs on its financial statements, exceed the amounts estimated;

• the risk that the actual interest payments to be made by the Company under the loan agreement with an affiliate of WPM exceed the range estimated;

• risks arising from the loss of control over servicing, collection or recovery processes that we have controlled in the past and potentially, termination of these services by WPM (a failure of WPM to perform their services under the servicing agreement in a satisfactory manner may have a significant adverse effect on our business);

• the risk that the actual costs of the exit and disposal activities in connection with the consolidation of workforce and closure of offices exceed the Company’s estimates or that such activities are not completed on a timely basis;

• the risk that the Company underestimates the staffing and other resources needed to operate effectively after consolidating its workforce and closing offices;

• uncertainties surrounding the Company’s success in developing and executing on a new business plan;

• risks and uncertainties surrounding the Company’s ability to use its net operating losses in future periods; and

• uncertainties surrounding the Company’s ability to use any excess capital to increase shareholder returns, including without limitation, by acquiring loan portfolios or businesses or investing outside of the Company’s traditional business; and

• the risk factors discussed under “Item 1A – Risk Factors” in our Annual Report on Form 10-K for the year ending March 31, 2023 filed on June 27, 2023, and our other filings made with the U.S. Securities and Exchange Commission (“SEC”).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. All forward-looking statements and cautionary statements included in this press release are made as of the date hereof based on information available to the Company as the date hereof, and the Company assumes no obligation to update any such forward-looking statement or cautionary statement. Prospective investors should also consult the risk factors described from time to time in the Company’s other filings made with the SEC, including its reports on Forms 10-K, 10-Q, 8-K and annual reports to shareholders.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Six months ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Interest and fee income on finance receivables	$6,330	$12,249	$13,413	$24,313
Unrealized losses on equity investments	-	853	-	66
Total revenue	6,330	13,102	13,413	24,379
Expenses:
Operating expenses	4,295	7,351	8,532	16,820
Provision for credit losses	12,407	8,906	13,052	12,550
Interest expense	258	975	758	1,543
Total expenses	16,960	17,232	22,342	30,913
Income (loss) before income taxes	(10,630)	(4,130)	(8,929)	(6,534)
Income tax expense (benefit)	(145)	(958)	-	(1,585)
Net income (loss)	$(10,485)	$(3,172)	$(8,929)	$(4,949)
Earnings/(loss) per share:
Basic	$(1.44)	$(0.44)	$(1.23)	$(0.68)
Diluted	$(1.44)	$(0.44)	$(1.23)	$(0.68)

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2023	2023*
Cash	$651	$454
Finance receivables, net	72,153	106,919
Repossessed assets	1,457	1,491
Other assets	1,588	1,484
Total assets	$75,849	$110,348
Line of credit, net of debt issuance costs	$3,733	$28,936
Other liabilities	1,403	1,603
Total liabilities	5,136	30,539
Shareholders’ equity	70,713	79,809
Total liabilities and shareholders’ equity	$75,849	$110,348
Book value per share	$9.70	$10.95

	Three months ended		Six months ended
	September 30,		September 30,
	(In thousands)		(In thousands)
Portfolio Summary	2023	2022	2023	2022
Average finance receivables (1)	$99,704	$178,636	$120,703	$178,902
Average indebtedness (2)	$9,566	$65,824	$15,749	$63,340
Interest and fee income on finance receivables	$6,330	$12,249	$13,413	$24,313
Interest expense	258	975	758	1,543
Net interest and fee income on finance receivables	$6,072	$11,274	$12,655	$22,770
Portfolio yield (3)	25.40%	27.43%	22.22%	27.18%
Interest expense as a percentage of average finance receivables	1.04%	2.18%	1.26%	1.72%
Provision for credit losses as a percentage of average finance receivables	49.78%	19.94%	21.62%	14.03%
Net portfolio yield (3)	(25.41)%	5.31%	(0.66)%	11.43%
Operating expenses as a percentage of average finance receivables	17.23%	16.46%	14.14%	18.80%
Pre-tax yield (4)	(42.64)%	(11.15)%	(14.80)%	(7.37)%
Net charge-off percentage (5)	58.20%	12.38%	28.83%	9.43%
Finance receivables			$87,569	$175,406
Allowance percentage (6)			15.14%	4.04%
Total reserves percentage (7)			18.12%	7.84%

Note: The three-month and six-month of income performance indicators expressed as percentages have been annualized.

(1) Average finance receivables represent the average of finance receivables throughout the period.

(2) Average indebtedness represents the average daily outstanding borrowings under the line of credit. Average indebtedness does not include the PPP loan.

(3) Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4) Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.

(5) Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.

(6) Allowance percentage represents the allowance for credit losses divided by finance receivables outstanding as of ending balance sheet dates.

(7) Total reserves percentage represents the allowance for credit losses, purchase price discount, and unearned dealer discounts divided by finance receivables outstanding as of ending balance sheet date.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
September 30, 2023	$76,490	$8,211	$2,582	$1,883	$-	$12,676
		10.73%	3.38%	2.46%	0.00%	16.57%
September 30, 2022	$147,749	$9,769	$4,492	$2,303	$33	$16,597
		6.61%	3.04%	1.56%	0.02%	11.23%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
September 30, 2023	$10,781	$986	$425	$255	$-	$1,666
		9.15%	3.94%	2.37%	0.00%	15.45%
September 30, 2022	$27,377	$1,169	$517	$302	$8	$1,996
		4.27%	1.89%	1.10%	0.03%	7.29%

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	September 30,		September 30,
	(Purchases in thousands)		(Originations in thousands)
	2023	2022	2023	2022
Purchases/Originations	$2,543	$19,082	$-	$6,527
Average APR	22.3%	22.7%	0%	30.3%
Average discount	6.3%	6.4%	N/A	N/A
Average term (months)	49	48	-	25
Average amount financed	$12,167	$11,964	$-	$4,574
Number of contracts	209	1,595	-	1,427

	Contracts		Direct Loans
	Six months ended		Six months ended
	September 30,		September 30,
	(Purchases in thousands)		(Originations in thousands)
	2023	2022	2023	2022
Purchases/Originations	$5,263	$41,436	$-	$14,742
Average APR	22.2%	22.8%	0%	30.8%
Average discount	6.1%	6.5%	N/A	N/A
Average term (months)	50	48	-	25
Average amount financed	$12,294	$11,758	$-	$4,351
Number of contracts	428	3,530	-	3,417

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	September 30,		September 30,
Portfolio	2023	2022	2023	2022
Average APR	22.7%	22.9%	27.8%	29.7%
Average discount	6.7%	7.2%	N/A	N/A
Average term (months)	49	50	31	27
Number of active contracts	10,550	18,059	3,205	7,264

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